Exhibit 99.2

Flotek Industries, Inc.

Unaudited Pro Forma Condensed Consolidated Financial Statements

On January 11, 2019, Flotek Industries, Inc. (“Flotek” or the “Company”) announced the sale of its wholly owned subsidiary, Florida Chemical Company, LLC (“FCC”), to Archer Daniels Midland Company (“ADM”) for total cash consideration of $175 million. Effective February 28, 2019, the Company completed the sale. Flotek expects to utilize the proceeds in accordance with its stated capital allocation strategy, including paying off the balance of its revolving credit facility and the potential for a range of options including additional investments in its business, returning capital to shareholders and other additional alternatives.

The accompanying unaudited pro forma condensed consolidated balance sheet as of September 30, 2018, gives effect to the disposition of certain assets and liabilities of the Company as if it had occurred as of September 30, 2018. The accompanying unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2018, and the year ended December 31, 2017, give effect to the disposition of certain assets and liabilities of the FCC business as if the sale had occurred on January 1, 2018, and January 1, 2017, respectively.

The historical financial information on which the unaudited pro forma condensed consolidated financial statements are based is included in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2018, filed with the Securities and Exchange Commission (the “SEC”) on November 6, 2018, and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on March 8, 2018. The unaudited pro forma condensed consolidated financial statements and the notes thereto should be read in conjunction with these historical consolidated financial statements. The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and are subject to a number of assumptions and adjustments that may not be indicative of the results of operations that would have occurred had the disposition been completed as of the dates indicated or what the financial position or results will be for any future periods.

The unaudited pro forma condensed consolidated statements of operations does not include any gain or loss that the Company may recognize on the sale, as this amount is not expected to have a continuing impact. The pro forma adjustments are preliminary, subject to further revision as additional information becomes available and additional analysis is performed, and have been made solely for the purpose of providing unaudited pro forma condensed consolidated financial statements. Differences between these preliminary estimates and the final divestiture accounting may occur and these differences could have a material effect on the accompanying unaudited pro forma condensed consolidated financial statements and the Company’s future financial position and results of operations.

FLOTEK INDUSTRIES, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS

September 30, 2018

(in thousands, except share data)

	As Reported	Pro Forma Adjustments	Notes	Pro Forma as Adjusted
ASSETS
Current assets:
Cash and cash equivalents	$1,829	$99,713	(1)	$101,542
Accounts receivable, net of allowance for doubtful accounts	55,473	(10,418)	(2)	45,055
Inventories, net	93,161	(47,876)	(3)	45,285
Income taxes receivable	2,441	—		2,441
Other current assets	7,797	14,151	(4)	21,948

Total current assets	160,701	55,570		216,271
Property and equipment, net	65,094	(15,752)	(5)	49,342
Goodwill	19,480	(19,480)	(6)	—
Other intangible assets, net	47,538	(21,731)	(7)	25,807
Other long-term assets	489	3,281	(8)	3,770

TOTAL ASSETS	$293,302	$1,888		$295,190

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$30,428	$(14,155)	(9)	$16,273
Accrued liabilities	14,004	(504)	(9)	13,500
Interest payable	6	—		6
Long-term debt, classified as current	53,402	(53,402)	(10)	—

Total current liabilities	97,840	(68,061)		29,779
Deferred tax liabilities, net	2,646	—		2,646

Total liabilities	100,486	(68,061)		32,425

Commitments and contingencies
Equity:
Preferred stock, $0.0001 par value, 100,000 shares authorized; no shares issued and outstanding	—	—		—
Common stock, $0.0001 par value, 80,000,000 shares authorized; 62,102,875 shares issued and 57,026,176 shares outstanding at September 30, 2018	6	—		6
Additional paid-in capital	343,048	—		343,048
Accumulated other comprehensive income (loss)	(960)	—		(960)
Retained earnings (accumulated deficit)	(116,124)	69,949	(11)	(46,175)
Treasury stock, at cost; 3,584,300 shares at September 30, 2018	(33,155)	—		(33,155)

Flotek Industries, Inc. stockholders’ equity	192,815	69,949		262,764
Noncontrolling interests	1	—		1

Total equity	192,816	69,949		262,765

TOTAL LIABILITIES AND EQUITY	$293,302	$1,888		$295,190

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

FLOTEK INDUSTRIES, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the nine months ended September 30, 2018

(in thousands, except per share data)

	As Reported	Pro Forma Adjustments	Notes	Pro Forma as Adjusted
Revenue	$190,591	$(56,220)	(1)	$134,371
Costs and expenses:
Cost of revenue (excluding depreciation and amortization)	146,522	(44,849)	(2)	101,673
Corporate general and administrative	24,634	—		24,634
Segment selling and administrative	21,123	(4,518)	(3)	16,605
Depreciation and amortization	8,984	(2,049)	(3)	6,935
Research and development	8,537	(483)	(3)	8,054
Loss on disposal of long-lived assets	119	—		119
Impairment of goodwill	37,180	—		37,180

Total costs and expenses	247,099	(51,899)		195,200

Loss from operations	(56,508)	(4,321)		(60,829)

Other (expense) income:
Interest expense	(1,902)	215	(4)	(1,687)
Loss on sale of business	(360)	—		(360)
Loss on write-down of assets held for sale	(2,580)	—		(2,580)
Other (expense) income, net	(2,348)	596	(5)	(1,752)

Total other (expense) income	(7,190)	811		(6,379)

Loss before income taxes	(63,698)	(3,510)		(67,208)
Income tax expense	(15,558)	58	(6)	(15,500)

Net loss	(79,256)	(3,452)	(7)	(82,708)
Net loss attributable to noncontrolling interests	357	—		357

Net loss attributable to Flotek Industries, Inc. (Flotek)	$(78,899)	$(3,452)		$(82,351)

Earnings (loss) per common share:
Basic earnings (loss) per common share	$(1.36)	$(0.06)		$(1.42)
Diluted earnings (loss) per common share	$(1.36)	$(0.06)		$(1.42)
Weighted average common shares:
Weighted average common shares used in computing basic earnings (loss) per common share	57,820	57,820		57,820
Weighted average common shares used in computing diluted earnings (loss) per common share	57,820	57,820		57,820

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

FLOTEK INDUSTRIES, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the year ended December 31, 2017

(in thousands, except per share data)

	As Reported	Pro Forma Adjustments	Notes	Pro Forma as Adjusted
Revenue	$317,098	$(73,957)	(1)	$243,141
Costs and expenses:
Cost of revenue (excluding depreciation and amortization)	215,129	(54,140)	(2)	160,989
Corporate general and administrative	41,492	—		41,492
Segment selling and administrative	37,236	(5,978)	(3)	31,258
Depreciation and amortization	12,159	(2,391)	(3)	9,768
Research and development	13,645	(515)	(3)	13,130
Loss on disposal of long-lived assets	292	—		292

Total costs and expenses	319,953	(63,024)		256,929

Loss from operations	(2,855)	(10,933)		(13,788)

Other (expense) income:
Interest expense	(2,168)	587	(4)	(1,581)
Other (expense) income, net	812	790	(5)	1,602

Total other (expense) income	(1,356)	1,377		21

Loss before income taxes	(4,211)	(9,556)		(13,767)
Income tax expense	(8,842)	2,730	(6)	(6,112)

Loss from continuing operations	(13,053)	(6,826)		(19,879)
Income (loss) from discontinued operations, net of tax	(14,342)	—		(14,342)

Net loss	(27,395)	(6,826)	(7)	(34,221)

Basic earnings (loss) per common share:
Continuing Operations	$(0.23)	$(0.12)		$(0.35)
Discontinued operations, net of tax	(0.25)	—		(0.25)

Basic earnings (loss) per common share	$(0.48)	$(0.12)		$(0.60)

Diluted earnings (loss) per common share:
Continuing Operations	$(0.23)	$(0.12)		$(0.35)
Discontinued operations, net of tax	(0.25)	—		(0.25)

Diluted earnings (loss) per common share	$(0.48)	$(0.12)		$(0.60)

Weighted average common shares:
Weighted average common shares used in computing basic earnings (loss) per common share	57,580	57,580		57,580
Weighted average common shares used in computing diluted earnings (loss) per common share	57,580	57,580		57,580

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

FLOTEK INDUSTRIES, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Basis of Presentation

The preparation of the unaudited pro forma condensed consolidated financial statements is based on financial statements prepared in accordance with the accounting principles generally accepted in the United States of America (“U.S. GAAP”). The pro forma adjustments presented in the accompanying unaudited pro forma consolidated financial statements reflect estimates and assumptions that the Company’s management believes to be reasonable. Actual results may differ from these estimates. Pro forma adjustments assume the sale of certain assets and liabilities of the Company’s FCC business was completed on September 30, 2018, for the consolidated balance sheet and on January 1, 2018, and January 1, 2017, for the consolidated statements of operations. The unaudited pro forma condensed consolidated financial statements include adjustments which give effect to events that are directly attributable to the sale, factually supportable, and with respect to the unaudited pro forma condensed consolidated statement of operations, expected to have a continuing impact on the Company.

The historical financial information on which the unaudited pro forma condensed consolidated financial statements are based is included in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2018, filed with the Securities and Exchange Commission (the “SEC”) on November 6, 2018, and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on March 8, 2018. The unaudited pro forma condensed consolidated financial statements and the notes thereto should be read in conjunction with these historical consolidated financial statements.

Note 2 — Unaudited Pro Forma Condensed Consolidated Balance Sheets

The unaudited pro forma condensed consolidated balance sheet at September 30, 2018, reflects the following pro forma adjustments:

(1)	Cash proceeds of approximately $175 million, less $17.5 million held in escrow, $4.4 million in transaction costs, and $53.4 million for the payoff of the revolving credit facility.

(2)	The estimated net book value of accounts receivable to be sold to ADM.

(3)	The estimated net book value of inventories to be sold to ADM.

(4)	The estimated net book value of other current assets to be sold to ADM, adjusted for the current portion of the escrow receivable.

(5)	The estimated net book value of property and equipment to be sold to ADM.

(6)	The estimated net book value of goodwill allocated to the Consumer and Industrial Chemistry Technologies reporting segment being divested with FCC.

(7)	The estimated net book value of acquired intangible assets sold to ADM, adjusted for removal of deferred financing costs associated with closing the revolving credit facility.

(8)	The long-term portion of the escrow receivable.

(9)	The estimated net book value of accounts payable and accrued liabilities to be assumed by ADM.

(10)	The payoff of the revolving credit facility with the cash proceeds received from the sale.

(11)	The estimated increase in net book value of stockholder’s equity as a result of the sale.

Note 3 — Unaudited Pro Forma Condensed Consolidated Statements of Operations

The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2018, and the year ended December 31, 2017, reflect the following pro forma adjustments:

(1)	The elimination of revenue related to the FCC business, adjusted for the Citrus Burst Supply Agreement between Flotek and FCC.

(2)	The elimination of cost of revenue (excluding depreciation and amortization), related to the FCC business, adjusted for the Terpene Supply Agreement between Flotek and FCC.

(3)	The elimination of operating expenses related to the FCC business.

(4)

The elimination of interest expense related to the revolving credit facility paid off at the beginning of the period and recognition of deferred financing costs upon closing of the revolving credit facility.

(5)	The elimination of other income related to the FCC business, adjusted for interest income on excess cash proceeds.

(6)	The elimination of income tax expense related to the FCC business.

(7)	The elimination of net income related to the FCC business.